Exhibit 10.3

ISSUING AND PAYING AGENCY AGREEMENT

     Whereas, Oracle Systems Corporation (f/k/a Oracle Corporation) and the JP Morgan Chase Bank, National Association (“JP Morgan”) entered into a Issuing and Paying Agency Agreement dated as of March 23, 2005 (the “Original Agreement”) in connection with the establishment of a commercial paper program by Oracle Systems Corporation;

     Whereas, each of Oracle Systems Corporation and Siebel Systems, Inc. is merging with (the “Merger”) wholly-owned subsidiaries of Oracle Corporation, a Delaware corporation (f/k/a Ozark Holding Inc., the “Issuer”);

     Whereas, Oracle Systems Corporation and JP Morgan desire to terminate the Original Agreement, effective upon the final maturity of all notes issued thereunder; and

     Whereas, the Issuer now desires to establish a new commercial paper program through which its short-term promissory notes will be issued and sold.

     Now, therefore, this Agreement, dated as of February 3, 2006, by and between the Issuer and JP Morgan, sets forth the understandings between (1) Oracle Systems Corporation and JP Morgan regarding the termination of the Original Agreement and (2) the Issuer and JP Morgan in connection with the Issuer’s commercial paper program.

1. APPOINTMENT AND ACCEPTANCE

     The Issuer hereby appoints JP Morgan as its issuing and paying agent in connection with the issuance and payment of certain short-term promissory notes of the Issuer (the “Notes”), as further described herein, and JP Morgan agrees to act as such agent upon the terms and conditions contained in this Agreement.

2. COMMERCIAL PAPER PROGRAMS

     The Issuer may establish one or more commercial paper programs under this Agreement by delivering to JP Morgan a completed program schedule (the “Program Schedule”), with respect to each such program. JP Morgan has given the Issuer a copy of the current form of Program Schedule and the Issuer shall complete and return its first Program Schedule to JP Morgan prior to or simultaneously with the execution of this Agreement. In the event that any of the information provided in, or attached to, a Program Schedule shall change, the Issuer shall promptly inform JP Morgan of such change in writing.

3. NOTES

     All Notes issued by the Issuer under this Agreement shall be short-term promissory notes, exempt from the registration requirements of the Securities Act of 1933, as amended, as indicated on the Program Schedules, and from applicable state securities laws. The Notes may be placed by dealers (the “Dealers”) pursuant to Section 4 hereof. Notes shall be issued in either certificated or book-entry form.

4. AUTHORIZED REPRESENTATIVES

     The Issuer shall deliver to JP Morgan a duly adopted corporate resolution from the Issuer’s Board of Directors (or a duly authorized committee thereof) authorizing the issuance of Notes under each program established pursuant to this Agreement and a certificate of incumbency, with specimen signatures attached, of those officers, employees and agents of the Issuer authorized to take certain actions with respect to the Notes as provided in this Agreement (each such person is hereinafter referred to as an “Authorized Representative”). Until JP

Morgan receives any subsequent incumbency certificates of the Issuer, JP Morgan shall be entitled to rely on the last incumbency certificate delivered to it for the purpose of determining the Authorized Representatives. The Issuer represents and warrants that each Authorized Representative may appoint other officers, employees and agents of the Issuer (the “Delegates”), including without limitation any Dealers, to issue instructions to JP Morgan under this Agreement, and take other actions on the Issuer’s behalf hereunder, provided that notice of the appointment of each Delegate is delivered to JP Morgan in writing. Each such appointment shall remain in effect unless and until revoked by the Issuer in a written notice to JP Morgan.

5. CERTIFICATED NOTES

     If and when the Issuer intends to issue certificated notes (“Certificated Notes”), the Issuer and JP Morgan shall agree upon the form of such Notes. Thereafter, the Issuer shall from time to time deliver to JP Morgan adequate supplies of Certificated Notes which will be in bearer form, serially numbered, and shall be executed by the manual or facsimile signature of an Authorized Representative. JP Morgan will acknowledge receipt of any supply of Certificated Notes received from the Issuer, noting any exceptions to the shipping manifest or transmittal letter (if any), and will hold the Certificated Notes in safekeeping for the Issuer with all due care in accordance with JP Morgan’s customary practices. JP Morgan shall not have any liability to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on Certificated Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature attached to the Issuer’s certificate of incumbency with respect to such Authorized Representative, except for JP Morgan’s own negligence, willful misconduct or bad faith. Any Certificated Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature was affixed shall bind the Issuer after completion thereof by JP Morgan, notwithstanding that such person shall have ceased to hold his or her office on the date such Note is countersigned or delivered by JP Morgan.

6. BOOK-ENTRY NOTES

     The Issuer’s book-entry notes (“Book-Entry Notes”) shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (the “Master Note”) in the form of Exhibit A executed by the Issuer pursuant to the book-entry commercial paper program of The Depository Trust Company (“DTC”). JP Morgan shall maintain the Master Note with all due care in safekeeping, in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Note and the Book-Entry Notes shall be subject to DTC’s rules and procedures, as amended from time to time. JP Morgan shall not be liable or responsible for sending transaction statements of any kind to DTC’s participants or the beneficial owners of the Book-Entry Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes. In connection with DTC’s program, the Issuer understands that as one of the conditions of its participation therein, it shall be necessary for the Issuer and JP Morgan to enter into a Letter of Representations, in the form of Exhibit B hereto, and for DTC to receive and accept such Letter of Representations. In accordance with DTC’s program, JP Morgan shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for Issuer’s Book-Entry Notes, and JP Morgan shall deliver such list to DTC. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Issuer’s Book-Entry Notes.

7. ISSUANCE INSTRUCTIONS TO JP MORGAN; PURCHASE PAYMENTS

     The Issuer understands that all instructions under this Agreement are to be directed to JP Morgan’s Commercial Paper Operations Department. JP Morgan shall provide the Issuer, or, if applicable, the Issuer’s Dealers, with access to JP Morgan’s Money Market Issuance System or other electronic means (collectively, the “System”) in order that JP Morgan may receive electronic instructions for the issuance of Notes. Electronic instructions must be transmitted in accordance with the procedures furnished by JP Morgan to the Issuer or its Dealers in connection with the System. These transmissions shall be the equivalent to the giving of a duly authorized written and signed instruction which JP Morgan may act upon without liability. In the event that the System is inoperable at any time, an Authorized Representative or a Delegate may deliver written, telephone or facsimile instructions to JP Morgan, which instructions shall be verified in accordance with any security procedures agreed upon by the parties. JP Morgan shall incur no liability to the Issuer in acting upon instructions believed by JP Morgan in good faith to have been given by an Authorized Representative or a Delegate. In the event that a discrepancy exists between a telephonic instruction and a written confirmation, the telephonic instruction will be deemed the controlling and proper instruction. JP Morgan may electronically record any conversations made pursuant to this Agreement, and the Issuer hereby consents to such recordings. All issuance instructions regarding the Notes must be received by 1:00 P.M. New York time in order for the Notes to be issued or delivered on the same day.

(a) Issuance and Purchase of Book-Entry Notes. Upon receipt of issuance instructions from the Issuer or its Dealers with respect to Book-Entry Notes, JP Morgan shall transmit such instructions to DTC and direct DTC to cause appropriate entries of the Book-Entry Notes to be made in accordance with DTC’s applicable rules, regulations and procedures for book-entry commercial paper programs. JP Morgan shall assign CUSIP numbers to the Issuer’s Book-Entry Notes to identify the Issuer’s aggregate principal amount of outstanding Book-Entry Notes in DTC’s system, together with the aggregate unpaid interest (if any) on such Notes. Promptly following DTC’s established settlement time on each issuance date, JP Morgan shall access DTC’s system to verify whether settlement has occurred with respect to the Issuer’s Book-Entry Notes. Prior to the close of business on such business day, JP Morgan shall deposit immediately available funds in the amount of the proceeds due the Issuer (if any) to the Issuer’s account at JP Morgan and designated in the applicable Program Schedule (the “Account”), provided, that JP Morgan has received DTC’s confirmation that the Book-Entry Notes have settled in accordance with DTC’s applicable rules, regulations and procedures. JP Morgan shall have no liability to the Issuer whatsoever if any DTC participant purchasing a Book-Entry Note fails to settle or delays in settling its balance with DTC or if DTC fails to perform in any respect.

(b) Issuance and Purchase of Certificated Notes. Upon receipt of issuance instructions with respect to Certificated Notes, JP Morgan shall: (a) complete each Certificated Note as to principal amount, date of issue, maturity date, place of payment, and rate or amount of interest (if such Note is interest bearing) in accordance with such instructions; (b) countersign each Certificated Note; and (c) deliver each Certificated Note in accordance with the Issuer’s instructions, except as otherwise set forth below. Whenever JP Morgan is instructed to deliver any Certificated Note by mail, JP Morgan shall strike from the Certificated Note the word “Bearer,” insert as payee the name of the person so designated by the Issuer and effect delivery by certified or registered mail to such payee or to such other person as is specified in such instructions to receive the Certificated Note. The Issuer understands that, in accordance with the custom prevailing in the commercial paper market, delivery of Certificated Notes shall be made before the actual receipt of payment for such Notes in immediately available funds, even if the Issuer instructs JP Morgan to deliver a Certificated Note against payment. Therefore, once JP Morgan has delivered a Certificated Note to the designated recipient, the Issuer shall bear the risk that such recipient may fail to remit payment of such Note or return such Note to JP Morgan.

Delivery of Certificated Notes shall be subject to the rules of the New York Clearing House in effect at the time of such delivery. Funds received in payment of Certificated Notes shall be credited to the Account.

8. USE OF SALES PROCEEDS IN ADVANCE OF PAYMENT

     JP Morgan shall not be obligated to credit the Issuer’s Account unless and until payment of the purchase price of each Note is received by JP Morgan. From time to time, JP Morgan, in its sole discretion, may permit the Issuer to have use of funds payable with respect to a Note prior to JP Morgan’s receipt of the sales proceeds of such Note. If JP Morgan makes a deposit, payment or transfer of funds on behalf of the Issuer before JP Morgan receives payment for any Note, such deposit, payment or transfer of funds shall represent an advance by JP Morgan to the Issuer to be repaid promptly, and in any event on the same day as it is made, from the proceeds of the sale of such Note, or by the Issuer if such proceeds are not received by JP Morgan.

9. PAYMENT OF MATURED NOTES

     Notice that the Issuer will not redeem any Note on the relative Initial Redemption Date (as defined in the applicable Extendible Commercial Note Announcement) must be received in writing by JP Morgan by 11:00 A.M. New York time on such Initial Redemption Date. On any other day when a Note matures or is prepaid, the Issuer shall transmit, or cause to be transmitted, to the Account, prior to 2:00 P.M. New York time on the same day, an amount of immediately available funds sufficient to pay the aggregate principal amount of such Note and any applicable interest due. JP Morgan shall pay the interest (if any) and principal on a Book-Entry Note to DTC in immediately available funds, which payment shall be made by net settlement of JP Morgan’s account at DTC. JP Morgan shall pay Certificated Notes upon presentment. JP Morgan shall have no obligation under the Agreement to make any payment for which there is not sufficient, available and collected funds in the Account, and JP Morgan may, without liability to the Issuer, refuse to pay any Note that would result in an overdraft to the Account.

10. OVERDRAFTS

(a) Intraday overdrafts with respect to each Account shall be subject to JP Morgan’s policies as in effect from time to time.

(b) An overdraft will exist in an Account if JP Morgan, in its sole discretion, (i) permits an advance to be made pursuant to Section 8 and, notwithstanding the provisions of Section 8, such advance is not repaid in full on the same day as it is made, or (ii) pays a Note pursuant to Section 9 in excess of the available collected balance in such Account. Overdrafts shall be subject to JP Morgan’s established banking practices, including, without limitation, the imposition of interest, funds usage charges and administrative fees, at rates previously negotiated between the Issuer and JP Morgan. The Issuer shall repay any such overdraft, fees and charges no later than the next business day, together with interest on the overdraft at the rate established by JP Morgan for the Account, computed from and including the date of the overdraft to the date of repayment.

11. NO PRIOR COURSE OF DEALING

     No prior action or course of dealing on the part of JP Morgan with respect to advances of the purchase price or payments of matured Notes shall give rise to any claim or cause of action by the Issuer against JP Morgan in the event that JP Morgan refuses to pay or settle any Notes for which the Issuer has not timely provided funds as required by this Agreement.

12. RETURN OF CERTIFICATED NOTES

     JP Morgan will in due course cancel any Certificated Note presented for payment and return such Note to the Issuer. JP Morgan shall also cancel and return to the Issuer any spoiled or voided Certificated Notes. Promptly upon written request of the Issuer or at the termination of this Agreement, JP Morgan shall destroy all blank, unissued Certificated Notes in its possession and furnish a certificate to the Issuer certifying such actions.

13. INFORMATION FURNISHED BY JP MORGAN

     Upon the reasonable request of the Issuer, JP Morgan shall promptly provide the Issuer with information with respect to any Note issued and paid hereunder, provided, that the Issuer delivers such request in writing and, to the extent applicable, includes the serial number or note number, principal amount, payee, date of issue, maturity date, amount of interest (if any) and place of payment of such Note.

14. REPRESENTATIONS AND WARRANTIES

     The Issuer represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement; and (ii) it will comply with all of its obligations and duties under this Agreement. The Issuer further represents and agrees that each Note issued and distributed upon its instruction pursuant to this Agreement shall constitute the Issuer’s representation and warranty to JP Morgan that such Note is a legal, valid and binding obligation of the Issuer, and that such Note is being issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

15. DISCLAIMERS

     Neither JP Morgan nor its directors, officers, employees or agents shall be liable for any act or omission under this Agreement except in the case of gross negligence or willful misconduct. IN NO EVENT SHALL JP MORGAN BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF JP MORGAN HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. In no event shall JP Morgan be considered negligent in consequence of complying with DTC’s rules, regulations and procedures. The duties and obligations of JP Morgan, its directors, officers, employees or agents shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither JP Morgan nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not JP Morgan is also a party to such agreement).

16. INDEMNIFICATION

     The Issuer agrees to indemnify, defend and hold harmless JP Morgan, its directors, officers, employees and agents (collectively, “indemnitees”) from and against any and all liabilities, claims, losses, damages, penalties, costs and expenses (including attorneys’ fees and disbursements) suffered or incurred by or asserted or assessed against any indemnitee arising out of any of them acting as the Issuer’s agent under this Agreement, except in respect of any indemnitee for any such liability, claim, loss, damage, penalty, cost or expense resulting from the gross negligence, bad faith or willful misconduct of such indemnitee. The Issuer shall not be liable for any settlement of any proceeding effected without its consent, and such consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Issuer agrees to indemnify the indemnitees from and against any loss or liability by reason of such settlement or judgment. This indemnity will survive the termination of this Agreement.

17. OPINION OF COUNSEL

     The Issuer shall deliver to JP Morgan all documents it may reasonably request relating to the corporate existence of the Issuer and authority of the Issuer to enter into this Agreement, including, without limitation, an opinion or opinions of counsel, substantially in the form of Exhibit C hereto.

18. NOTICES

     All notices, confirmations and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid, by telecopier or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

If to the Issuer:	Eric Ball, Vice President and Treasurer
Oracle Corporation
500 Oracle Parkway, Mailstop 5OP6
Redwood Shores, CA 94065
Telephone Number: 1-650-506-2729
Fax Number: 1-650-506-5107

With copies to:	Daniel Cooperman
Senior Vice President, General Counsel and Secretary
Oracle Corporation
500 Oracle Parkway, Mailstop 5OP7
Redwood Shores, CA 94065
Telephone Number: 1-650-506-5500
Fax Number: 1-650-506-7114

If to JP Morgan concerning the daily issuance and redemption of Notes:

Attention: Commercial Paper Operations
227 West Monroe, 26 th Floor
Chicago, IL 60606
Telephone: (312) 267-5100
Facsimile: (312) 267-5202

All other:	Attention: Commercial Paper Client Services
227 West Monroe, 26 th Floor
Chicago, IL 60606
Telephone: (312) 267-5044
Facsimile: (312) 267-5212

19. COMPENSATION

     The Issuer shall pay compensation for services pursuant to this Agreement in accordance with the pricing schedules furnished by JP Morgan to the Issuer from time to time and upon such payment terms as the parties shall determine. The Issuer shall also reimburse JP Morgan for any fees and charges imposed by DTC with respect to services provided in connection with the Book-Entry Notes.

20. BENEFIT OF AGREEMENT

     This Agreement is solely for the benefit of the parties hereto and no other person (other than the indemnitee identified in Section 16) shall acquire or have any right under or by virtue hereof.

21. TERMINATION

     This Agreement may be terminated at any time by either party by thirty (30) days’ prior written notice to the other, but such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination, provided that JP Morgan shall continue acting as agent hereunder until a successor agent has been appointed. If the Issuer has failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal of JP Morgan, JP Morgan, at the Issuer’s expense, may petition any court of competent jurisdiction for the appointment of a successor and any such resulting appointment shall be binding upon the Issuer. The Original Agreement shall be terminated effective upon the final maturity of all notes issued thereunder prior to the date of this Agreement and upon such termination, Oracle Systems Corporation shall be released from all obligations thereunder; provided that Section 16 (“Indemnification”) of the Original Agreement shall remain in full force and effect and survive any such termination. No further notes may be issued under the Original Agreement after the effective date of this Agreement.

22. FORCE MAJEURE

     In no event shall JP Morgan be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond JP Morgan’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond JP Morgan’s control whether or not of the same class or kind as specifically named above.

23. ENTIRE AGREEMENT

     This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between JP Morgan and the Issuer with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements between the parties concerning the subject matter of this Agreement.

24. WAIVERS AND AMENDMENTS

     No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Issuer and JP Morgan.

25. BUSINESS DAY

     Whenever any payment to be made hereunder shall be due on a day which is not a business day for JP Morgan in New York City, then such payment shall be made on JP Morgan’s next succeeding business day.

26. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original and such counterparts together shall constitute but one instrument.

27. HEADINGS

     The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

28. GOVERNING LAW

     This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

29. JURISDICTION AND VENUE

     Each party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City and of any appellate court from any thereof for the purposes of any legal suit, action or proceeding arising out of or relating to this Agreement (a “Proceeding”). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum to the maintenance of any Proceeding.

30. WAIVER OF TRIAL BY JURY

     EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

31. ACCOUNT CONDITIONS

     Each Account shall be subject to JP Morgan’s account conditions, as in effect from time to time, and furnished in writing to the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first-above written.

JP MORGAN CHASE BANK,	ORACLE CORPORATION
NATIONAL ASSOCIATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

ORACLE SYSTEMS CORPORATION
By:

Name:

Title:

Date:

EXHIBIT A

(DTC Master Note)

EXHIBIT B

(DTC Letter of Representations)

TO FOLLOW

AND

EXHIBIT C

(Form Of Opinion)

SEE DEALER AGREEMENT